Exhibit 10.3

Time-Based Restricted Stock Unit Agreement

ROGERS CORPORATION
TIME-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Rogers Corporation (the “Company”) hereby grants to Bruce Hoechner (the “Grantee”) 10,800 Restricted Stock Units (this “Award”).  This award is not being granted under any shareholder approved equity compensation plan, and is intended to qualify as an “inducement award.”  Notwithstanding the foregoing, this Time-Based Restricted Stock Unit Award Agreement (this “Agreement”) shall be construed and administered in accordance with the Rogers Corporation 2009 Long-Term Equity Compensation Plan (the “Plan”), the terms of which are hereby incorporated by reference, including but not limited to the provisions with respect to the powers of the Compensation and Organization Committee (the “Committee”) to interpret this Agreement and adjust the terms of this Agreement.  This Agreement entitles the Grantee to payment in the form of Shares upon satisfying the vesting conditions described in Section 2 below.  This Award is granted as of October 3, 2011 (the “Grant Date”).

By signing and delivering to the Company a copy of this Agreement, Grantee agrees to all of the terms and conditions described in this Agreement and in the Plan. Grantee acknowledges that the Grantee has carefully reviewed the Agreement and all materials incorporated herein by reference, including the Plan.  Unless otherwise indicated below, capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan.

1. Acceptance of Award.  The Grantee shall have no rights with respect to this Agreement unless the Grantee has accepted this Agreement in the manner described in the immediately preceding paragraph.

2. Vesting.

(a) The total number of Restricted Stock Units subject to this Award shall vest in equal one-third increments on each of the first three (3) anniversaries of the Grant Date provided the Grantee is then employed by the Company or an Affiliate.  Except to the extent provided in Section 2(b) below for special circumstances, a Grantee’s unvested Restricted Stock Units shall be immediately forfeited upon employment termination.

(b) In the event that, prior to the third anniversary of the Grant Date, either the Grantee terminates employment due to death, the Grantee suffers a Disability (as defined below), the Company terminates the Grantee’s employment without Cause (as defined below), or the Grantee resigns his employment for Good Reason (as defined below), the total number of Restricted Stock Units subject to this Award shall be immediately vested.  For purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the meaning as those terms have under the offer letter between the Company and the Grantee dated September 15, 2011 (the “Offer Letter”), and “Disability” shall mean the Grantee’s inability, due to physical or mental

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incapacity resulting from injury, sickness or disease, for one hundred and eight (180) days in any twelve-month period to perform his duties.

3. Settlement of Restricted Stock Units.  The Company shall deliver or cause to be delivered to the Grantee (or, in the event of the Grantee’s death, the beneficiary or beneficiaries determined under Section 13 below) the number of vested Shares with respect to a vesting event as determined under Section 2 above as soon as administrative practicable but in no event later than 60 days after any such event, and the Grantee shall in no event have a right to designate the taxable year of the payment.  The Grantee shall have no rights of a shareholder with respect to any Shares subject to the Restricted Stock Units until such time, if any, as such Shares are actually delivered.

4. Dividends. The Grantee shall also be paid cash in an amount equal to (a) the dollar value of cash dividends paid by the Company per Share during the period starting on the Grant Date and ending on the date Shares are actually delivered to the Grantee under the terms of this Agreement, multiplied by (b) the number of Shares vested under this Agreement.  Any such dividends shall be paid to the Grantee, without interest, on the date Shares are actually delivered to the Grantee under the terms of this Agreement.

5. Change in Control.  The Grantee is a party to an Offer Letter and an Officer Special Severance Agreement.  Rights to accelerated vesting of the Restricted Stock Units under this Award upon and following a Change in Control (as defined in the Offer Letter and Officer Special Severance Agreement) shall be governed by the Offer Letter and the Officer Special Severance Agreement, and the Company shall have the right to modify or adjust this Agreement on the same basis as if the Restricted Stock Units had been granted under the Plan.

6. Compensation Recovery.  This Award shall be subject to being recovered under the Company’s Compensation Recovery Policy or any similar policy that the Company may adopt from time to time.  For avoidance of doubt, compensation recovery rights to Shares issued under this Agreement shall extend to any proceeds realized by the Grantee upon the sale or other transfer of such Shares.

7. Tax Withholding. The Grantee hereby agrees to make appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state, local or foreign law on account of the Grantee’s rights under this Agreement.  The Grantee may satisfy any withholding obligation, in whole or in part, by electing (i) to make a payment to the Company in cash, by check, electronic funds transfer or by other instrument acceptable to the Company, (ii) to deliver to the Company a number of already-owned Shares having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share), as may be permitted pursuant to written policies or rules adopted by the Committee in effect at the time of the delivery of the Shares, or (iii) by any combination of (i) and (ii).  In addition, the Committee may also permit, in its sole discretion and in accordance with such policies and rules as it deems appropriate, the Grantee to have the Company withhold a number of Shares which would otherwise be issued pursuant to this Agreement having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share).  The value of Shares to be withheld or delivered (as may be permitted by the Committee) shall be based on the

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Fair Market Value of a Share as of the date the amount of tax to be withheld is to be determined.  For avoidance of doubt, the Committee may change its policies and rules for tax withholding in its sole discretion from time to time for any reason.

8. Section 409A of the Code.  It is intended that Shares which become payable under this Agreement shall qualify as a short-term deferral exempt from Section 409A of the Code.

9. No Obligation to Continue Employment.  Neither the Company nor any Affiliate is obligated to continue to employ the Grantee, nor does the Plan or this Agreement impose any such obligation.  In addition, the Company or an Affiliate may at any time dismiss the Grantee from employment free from any liability or any claim under this Agreement, unless otherwise expressly provided in this Agreement.

10. Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

11. Purchase Only for Investment.  To insure the Company’s compliance with the Securities Act of 1933, as amended, the Grantee agrees for himself or herself, the Grantee’s legal representatives and estate, or other persons who acquire the rights under this Agreement upon his or her death, that Shares will be acquired hereunder for investment purposes only and not with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with, or exempt from, the registration and prospectus requirements of that Act.

12. Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, United States of America.

13. Beneficiary Designation.  The Grantee hereby designates the following person(s) as the Grantee’s beneficiary or beneficiaries to whom shall be transferred any rights under this Agreement which survive the Grantee’s death.  If the Grantee names more than one primary beneficiary and one or more of such primary beneficiaries die, the deceased primary beneficiary’s interest will be apportioned among any surviving primary beneficiaries before any contingent beneficiary receives any amount, unless the Grantee indicates otherwise in a signed and dated additional page. The same rule shall apply within the category of contingent beneficiaries.  Unless the Grantee has specified otherwise herein, any rights which survive the Grantee’s death will be divided equally among the Grantee’s primary beneficiaries or contingent beneficiaries, as the case may be.

PRIMARY BENEFICIARY(IES)
	Name	%	Address
(a)	____________________________	__	_____________________________
(b)	____________________________	__	_____________________________

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CONTINGENT BENEFICIARY(IES)
	Name	%	Address
(a)	____________________________	__	_____________________________
(b)	____________________________	__	_____________________________

In the absence of an effective beneficiary designation in accordance with the terms of the Plan and this Agreement, the Grantee acknowledges that any rights under this Agreement that survive the Grantee’s death shall be rights of his or her estate notwithstanding any other agreements or documents (including the Grantee’s will) to the contrary.

This Agreement is to be executed in duplicate.

ROGERS CORPORATION

By: /s/ Robert M. Soffer__________________
Name:  Robert M. Soffer
Title:  Vice President and Secretary

The undersigned hereby acknowledges receipt of this Agreement and agrees to its terms and conditions:

/s/ Bruce D. Hoechner____________________
Grantee

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